                                 EXHIBIT 99.2

                         INDEPENDENT AUDITORS' REPORT


The Administrator
Aladdin Retirement Savings Plan:


We have audited the accompanying statement of net assets available for plan benefits of the Aladdin Retirement Savings Plan ("Plan") as of December 31, 1997, and the related statement of changes in net assets available for plan benefits for the six months ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997, and the changes in net assets available for plan benefits for the six months ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of or for the six months ended December 31, 1997, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



May 8, 1998

                        ALADDIN RETIREMENT SAVINGS PLAN

              Statement of Net Assets Available for Plan Benefits

                               December 31, 1997

Assets:
 Investments, at fair value (notes 3 and 4):
   Mutual funds, at fair value                                    $18,738,803
   Money market funds                                                 360,878
                                                                  -----------
                                                                   19,099,681

 Cash                                                                 103,391
 Accrued investment income                                              2,660
 Contributions receivable from employer                             2,109,464
 Contributions receivable from participants                           266,042
 Other receivable from employer                                        36,893
                                                                  -----------
      Total assets                                                 21,618,131

Liabilities - accounts payable                                        261,164
                                                                  -----------

      Net assets available for plan benefits                      $21,356,967
                                                                  ===========

See accompanying notes to financial statements.

                        ALADDIN RETIREMENT SAVINGS PLAN

        Statement of Changes in Net Assets Available for Plan Benefits

                      Six Months ended December 31, 1997

Additions:
 Investment income:
   Interest and dividends                                           $   213,965
   Net appreciation in fair value of mutual funds                       496,400
                                                                    -----------
       Total investment income                                          710,365
                                                                    -----------

 Contributions from employer                                            535,742
 Contributions from participants                                      1,560,444
 Transfer from Aladdin Mills, Inc. Profit Sharing Plan and Trust     18,550,416
                                                                    -----------
       Total additions                                               20,646,602
                                                                    -----------

       Increase in net assets available for plan benefits            21,356,967

Net assets available for plan benefits at beginning of period

Net assets available for plan benefits at end of period             $21,356,967
                                                                    ===========

See accompanying notes to financial statements.

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

                               December 31, 1997


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following is a summary of significant accounting policies followed by the Plan in preparing its financial statements. The policies are in conformity with generally accepted accounting principles.

     (a)  Basis of Presentation
          ---------------------

          The records of the Plan are maintained on the cash basis of accounting. The accompanying financial statements of the Aladdin Retirement Savings Plan (the "Plan") have been prepared on the accrual basis of accounting and present the net assets available for plan benefits and changes in those net assets.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities.

     (b)  Investments
          -----------

          Investments in mutual funds and money market funds are stated at fair value based on quoted market prices or as determined by SunTrust Bank (Trustee). Securities transactions are accounted for on a trade date basis.

          Realized and unrealized investment gains and losses are included in net appreciation (depreciation) in fair value of investments in the statement of changes in net assets available for plan benefits.

(2)  Description of the Plan
     -----------------------

     The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)  General
          -------

          Prior to June 30, 1997, Aladdin Mills, Inc. (the "Company"), a wholly owned subsidiary of Mohawk Industries, Inc., maintained the Aladdin Mills, Inc. Profit Sharing Plan and Trust. Effective July 1, 1997, the Company amended the Plan to add a 401(k) feature to permit employer matching contributions, employee pretax contributions, and for other purposes. The amendment also changed the Plan's year-end from June 30 to December 31.


          The Plan is a defined contribution plan and covers all employees of the Company. The Plan provides for retirement savings to qualified active participants through both participant and employer contributions and is subject to certain provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Employees are eligible to participate in the Plan at the beginning of a calendar month after completing one year of service.


          The Plan is administered by an Administrative Committee appointed by the Company. The Administrative Committee is responsible for the control, management, and administration of the Plan and the assets held in trust at SunTrust Bank.

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


     (b)  Contributions
          -------------

          Contributions to the Plan are made by both participants and the Company. Participants may contribute a maximum of 16% of their gross compensation, subject to certain limitations. The Plan allows participants to allocate their contributions in multiples of 1% to the various investment funds available under the Plan. The employer makes a 50% matching contribution up to the first 4% of each participant's gross compensation contributed to the Plan. The terms of the Plan also provide for discretionary employer profit sharing contributions to the Mohawk Stock Fund for plan participants employed on the last day of the plan year or terminated during the plan year on account of death, disability, or retirement.

     (c)  Participant Accounts
          --------------------

          Each participant's account is credited with their contribution for the period as well as the employer's matching contribution and an allocation of any employer profit sharing contribution. Investment income, realized gains, employer profit sharing contributions, and the change in unrealized appreciation or depreciation on plan investments are credited to participants' accounts monthly based on the proportion of each participant's account balance to the total account balance within each investment fund at the beginning of the month.

          Participant contributions may be invested in one or more of the investment funds available under the Plan at the direction of the participant. The Plan allows for monthly valuation of accounts. Current investment funds available within the Plan include the following:

             Investment
                fund                          Fund objective
                ----                          --------------
          Equity Fund                To deliver capital growth through investments in the stocks of large, well-known companies.

          Stable Value Fund          To provide a fixed principal value and generate regular
                                     interest payments through investments in a diversified portfolio of investment contracts issued by sound financial institutions.

          Balanced Fund              To track the performance of the Standard and Poor's 500 Composite
                                     Stock Price Index, which emphasizes stocks of large U.S. companies.

          Mohawk Stock Fund          To provide long-term appreciation through the ownership
                                     of Mohawk Industries shares.


     (d)  Distributions to Participants
          -----------------------------

          Amounts due to participants who have withdrawn from the Plan but have not been paid at December 31, 1997 totaled $721,239.

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


          Under the terms of the Plan, participants may make hardship withdrawals from their accounts upon furnishing proof of hardship as specified in the Plan agreement. Participants may also borrow up to 90% of the value of their employee contribution account subject to limitations provided by the Plan. Loans must be paid back to the Plan generally within five years of the loan date. As of December 31, 1997, there were no participant loan balances due to the Plan.

          Upon termination of employment, the participant's account shall be applied toward the purchase of a Qualified Fifty Percent Joint and Survivor Annuity, or a Straight-Life Annuity, if the Participant does not have a spouse, unless the participant elects otherwise. A participant may elect to receive his distribution in approximate equal installments over a period designated by the participant, not to exceed the life expectancy of the participant.

     (e)  Vesting
          -------

          Participants are immediately vested in their contributions and the Company's matching contributions and the income earned on such contributions. Participants become vested in the Company's discretionary contributions according to the following schedule:

                            Years of               Percent
                       eligible service            vested
                       ----------------            ------
                       Less than 3                     0%
                                 3                    25
                                 4                    40
                                 5                    60
                                 6                    80
                                 7                   100

          A participant who reaches normal retirement age, becomes permanently disabled, or dies will become 100% vested in their account regardless of the years of service.

     (f)  Administrative Expenses
          -----------------------

          Certain administrative expenses of the Plan are paid by the Company. These costs include legal, accounting, and certain administrative fees.

(3)  Transactions with Parties-In-Interest
     -------------------------------------

     At December 31, 1997, the Plan held investments in trust funds and money market accounts sponsored by the trustee with current values of $15,229,663.

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements

(4)    Investments
       -----------
       The following table shows the components of investments:

       Mutual funds:
       STI Capital Growth Fund                                    $ 4,864,229
       Dodge & Cox Balanced Fund                                    3,870,018
       STI Stable Value Fund                                       10,004,556
                                                                  -----------
          Total mutual funds                                       18,738,803

     Money market funds - Trustee                                     360,878
                                                                  -----------

          Total investments                                       $19,099,681
                                                                  ===========

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


     The Plan permits participants to contribute to three types of investment funds. The net assets available for plan benefits and the changes in net assets available for plan benefits at December 31, 1997 and for the six months then ended by investment fund are as follows:

          Statement of Net Assets Available for Plan Benefits by Fund

                                                                      Participant Directed
                                                          ---------------------------------------------
                                                            Stable
                                                             Value      Equity    Balanced
                                                             Fund        Fund       Fund       Total
                                                          -----------  ---------  ---------  ----------

         Assets:
          Investments:
            Mutual funds                                  $10,004,556  4,864,229  3,870,018  18,738,803
            Money market funds                                348,359      7,119      5,400     360,878
                                                          -----------  ---------  ---------  ----------
                                                           10,352,915  4,871,348  3,875,418  19,099,681

          Cash                                                     -           -    103,391     103,391
          Accrued investment income                             2,622         22         16       2,660
          Contributions receivable from employer            2,029,555     47,070     32,839   2,109,464
          Contributions receivable from participants           63,850    122,379     79,813     266,042
          Other receivable from employer                       36,893          -          -      36,893
                                                          -----------  ---------  ---------  ----------
                Total assets                               12,485,835  5,040,819  4,091,477  21,618,131

         Liabilities - accounts payable                       254,045      7,119          -     261,164
                                                          -----------  ---------  ---------   ----------

                Net assets available for plan benefits    $12,231,790  5,033,700  4,091,477  21,356,967
                                                          ===========  =========  =========  ==========

                                                                     (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


     Statement of Changes in Net Assets Available for Plan Benefits by Fund

                                                                             Participant Directed
                                                             -------------------------------------------------
                                                                Stable
                                                                Value          Equity       Balanced
                                                                Fund           Fund         Fund          Total
                                                                -----          ----         ----          -----
Additions:
   Investment income:
      Interest and dividends                              $       5,893          6,925      201,147      213,965
      Net appreciation (depreciation) in fair value
         of mutual funds                                        508,807        129,038     (141,445)     496,400
   Contributions from employer                                  227,119        177,872      130,751      535,742
   Contributions from participants                              630,713        560,626      369,105    1,560,444
   Contributions from Aladdin Mills, Inc. Profit Sharing
      Plan and Trust                                         10,859,258       4,159,239   3,531,919   18,550,416
                                                             -----------      ---------   ---------   ----------
            Total additions                                  12,231,790       5,033,700   4,091,477   21,356,967

Net assets available for plan benefits at
   beginning of period                                                -               -           -            -
                                                             -----------      ---------   ---------   ----------
Net assets available for plan benefits at
   end of period                                          $  12,231,790       5,033,700   4,091,477   21,356,967
                                                             ===========      =========   =========   ==========

                                                                    (Continued)

                        ALADDIN RETIREMENT SAVINGS PLAN

                         Notes to Financial Statements


(5)  Income Tax Status
     -----------------

     An application for determination of qualification has been submitted to the Internal Revenue Service. Although a favorable ruling on this application has not yet been received, the Plan is designed and being operated in compliance with Section 401(a) of the Internal Revenue Code. The administrative committee of the Plan is not aware of any course of action or series of events that might adversely affect the Plan's qualification under Section 401(a) of the Internal Revenue Code, and under which the Plan would be subject to tax under present income tax law.

(6)  Plan Termination
     ----------------

     While it is the Company's intention to continue the Plan indefinitely, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and the Plan agreement. In the event of Plan termination, participants will become 100% vested in their accounts.

                                                                      Schedule 1
                                                                      ----------

                        ALADDIN RETIREMENT SAVINGS PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1997

                                                                                         Current
      Identity of issuer         Description of investment           Cost                 value
      ------------------         -------------------------           -----                -----
Mutual funds:
 STI Capital Growth Fund*        333,166 mutual fund units        $ 4,798,418            4,864,229

 Dodge & Cox Balanced Fund       57,952 mutual fund units           4,011,463            3,870,018

 STI Stable Value Fund*          406,524 mutual fund units          9,714,057           10,004,556

Money market funds - SunTrust
 Bank*                           Money Market Fund                    360,878              360,878
                                                                  -----------           ----------

                                                                  $18,884,816           19,099,681
                                                                  ===========           ==========

*SunTrust Bank, Trustee, is a party-in-interest to the Plan.

                                                                     Schedule 2
                                                                     ----------
                       ALADDIN RETIREMENT SAVINGS PLAN


              Item 27d - Schedule of Reportable Transactions (A)

                       Six Months ended December 31, 1997

                                                                       Expenses                     Current value
                                                                       incurred        Cost          of asset on         Net
                                          Purchase      Selling          with           of           transaction         gain
              Description                   price        price        transaction     asset             date             (loss)
              -----------                 -------        -----        -----------     -----         ------------         ------
SunTrust Money Market Funds, Trustee*    $26,361,216         N/A          -         26,361,216         26,361,216          -
SunTrust Money Market Funds, Trustee*          N/A       26,000,338       -         26,000,338         26,000,338          -

STI Stable Value Fund*                    17,974,968         N/A          -         17,974,968         17,974,968          -
STI Stable Value Fund*                         N/A        8,479,219       -          8,260,911          8,479,219        218,308

STI Capital Growth Fund*                   4,798,418         N/A          -          4,798,418          4,798,418          -

Dodge & Cox Balanced Fund                  4,011,463         N/A          -          4,011,463          4,011,463          -


*SunTrust Bank is a party-in-interest to the Plan.

/(A)/ Represents transactions or a series of transactions in securities of the same issue or with the same person in excess of 5% of the current value of the Plan's assets as of the beginning of the year.